As  filed with the Securities and Exchange Commission on December
20, 1996.

                                      Registration No. 333-____
-----------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                      ____________________

                            FORM S-8
                    REGISTRATION STATEMENT
                             under
                   THE SECURITIES ACT OF 1933
                      ____________________

                      WILLBROS GROUP, INC.
     (Exact name of registrant as specified in its charter)

 Republic of Panama                              98-0160660
  (State or other                             (I.R.S. Employer
  jurisdiction of                           Identification No.)
  incorporation or
   organization)


                 Edificio Torre Banco Germanico
              Calle 50 y 55 Este, Apartado 850048
                  Panama 5, Republic of Panama
(Address, including zip code, of registrant's principal executive offices)

                      ____________________

              Willbros Group, Inc. 1996 Stock Plan
            Willbros Group, Inc. Director Stock Plan
                   (Full title of the plans)
                      ____________________

                         LARRY J. BUMP
               Chairman of the Board, President,
      Chief Executive Officer and Chief Operating Officer
                      Willbros Group, Inc.
                 Edificio Torre Banco Germanico
              Calle 50 y 55 Este, Apartado 850048
                  Panama 5, Republic of Panama
                        (50-7) 263-9282
(Name,  address, including zip code, and telephone number, including area code, of agent for service)
                      ____________________







                         CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                                          maximum       maximum
                            Amount       offering      aggregate       Amount
     Title of                to be        price         offering         of
    securities            registered     per share       price      registration
to be registered             (1)          (2)            (2)           fee
--------------------------------------------------------------------------------
Common Stock, $.05        1,250,000
     par value              shares        $9.50      $11,875,000      $3,599
--------------------------------------------------------------------------------

(1)Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans.

(2)Calculated pursuant to Rule 457(h). With respect to the shares of Common Stock being registered for which the option price is unknown, the fee is calculated on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange for December 17, 1996. With respect to the shares of Common Stock being registered for which options are outstanding, the offering price is determined, and the fee is calculated, on the basis of the actual option exercise price.

                          PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*


Item 2.     Registrant  Information  and  Employee  Plan   Annual
            Information.*


          * Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities
        Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

                            *  *  *

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

       The following documents heretofore filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (1) The registrant's Prospectus dated August 15, 1996, filed pursuant to Rule 424(b) under the 1933 Act, containing the consolidated financial statements of the registrant and its subsidiaries for the fiscal year ended December 31, 1995, together with the report thereon of KPMG Peat Marwick, independent auditors;

        (2)  The registrant's Quarterly Report on Form 10-
        Q for the quarter ended September 30, 1996; and

        (3)   The  description of the registrant's  Common
        Stock  contained in the registrant's  Registration
        Statement  on Form 8-A, dated July 19,  1996,  and
        including  any amendment or report filed  for  the
        purpose  of  updating  such  description  of   the
        registrant's Common Stock.

       In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.  Not applicable.

Item 5. Interests of Named Experts and Counsel.  Not applicable.

Item 6. Indemnification of Directors and Officers.

       Article 64 of the General Corporation Law of Panama (the "PGCL") provides that directors shall be liable to creditors of the registrant for authorizing a dividend or distribution of assets with knowledge that such payments impair the registrant's capital or for making a false report or statement in any material respect. In addition, Article 444 of the Panama Code of Commerce ("Article 444") provides that directors are not personally liable for the registrant's obligations, except for liability to the registrant and third parties for the effectiveness of the payments to the registrant made by stockholders, the existence of dividends declared, the good management of accounting, and in general, for execution or deficient performance of their mandate or the violation of laws, the Articles of Incorporation, the By-laws or resolutions of the stockholders. Article 444 provides that the liability of directors may only be claimed pursuant to a resolution of the stockholders.

       The PGCL does not address the issue as to whether or not a corporation may eliminate or limit a director's, officer's or agent's liability to the corporation. Nevertheless, Arias, Fabrega & Fabrega, Panamanian counsel to the registrant, has advised the registrant that, as between the registrant and its directors, officers and agents, such liability may be released under general contract principles, to the extent that a director, officer or agent, in the performance of his duties to the corporation, has not acted with gross negligence or malfeasance. This release may be included in the Articles or Incorporation or By-laws of the registrant or in a contract entered into between the registrant and the director, officer or agent. While such a release may not be binding with respect to a third person or stockholder claiming liability under Article 444, in order to claim such liability, a resolution of the stockholders would be necessary, which the registrant believes would be difficult to secure in the case of a publicly held company.

      The PGCL does not address the extent to which a corporation may indemnify a director, officer or agent. However, the registrant's Panamanian counsel has advised the registrant that, under general agency principles, an agent, which would include directors and officers, may be indemnified against liability to third persons, except for a claim based on Article 64 of the PGCL or for losses due to gross negligence or malfeasance in the performance of such agent's duties. The registrant's Restated
Articles   of  Incorporation  release  directors  from   personal
liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and authorize the registrant's Board of Directors to adopt By-laws or resolutions to this effect or to cause the registrant to enter into contracts providing for limitation of liability and for indemnification of directors, officers and agents.

         The registrant's Restated By-laws provide for indemnification of directors and officers of the registrant to the fullest extent permitted by, and in the manner permissible under, the laws of the Republic of Panama. The registrant has also entered into indemnification agreements with each of its directors and officers to provide for the indemnification of, and the advancement of expenses to, the registrant's directors and officers to the fullest extent (whether partial or complete) permitted by the laws of the Republic of Panama. The registrant also carries directors' and officers' liability insurance to insure its officers and directors against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

       The preceding discussion is subject to the registrant's Restated Articles of Incorporation and Restated By-laws and the provisions of Article 64 of the PGCL and Article 444 as applicable. It is not intended to be exhaustive and is qualified in its entirety by the registrant's Restated Articles of Incorporation, the registrant's Restated By-laws and Article 64 of the PGCL and Article 444.

Item 7. Exemption from Registration Claimed.  Not applicable.






Item 8. Exhibits.

       The following documents are filed as exhibits to this Registration Statement:

4(a)**     Willbros Group, Inc. 1996 Stock Plan.

4(b)**     Willbros Group, Inc. Director Stock Plan.

5*         Opinion of Arias, Fabrega & Fabrega.

15         Not applicable.

23(a)*     Consent of KPMG Peat Marwick.

23(b)*     Consent of Arias, Fabrega & Fabrega (included in
           Exhibit 5).

24* Power of Attorney (included on page II-4 of this Registration Statement).

99         Not applicable.
_______________

*  Filed herewith.

                                 II-2

** Incorporated  by  reference  to the registrant's  Registration
   Statement  on  Form  S-1 (Registration  No.  333-5413),  dated
   June 7, 1996.

Item 9. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                (i)To  include  any  prospectus  required   by
        Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)    To  include  any material  information
        with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided,  however,  that  the undertakings  set  forth  in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)  That,  for the purpose of determining any  liability
      under  the  1933  Act,  each such post-effective  amendment
      shall   be  deemed  to  be  a  new  registration  statement
      relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                              *  *  *
                               II-3

                           SIGNATURES

       The  Registrant.   Pursuant to  the  requirements  of  the
Securities  Act  of 1933, the registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panama City, Republic of Panama on the 20th day of December, 1996.




                                 WILLBROS GROUP, INC.


                                 By:    /s/  Larry J. Bump
                                    -------------------------
                                    Larry J. Bump
                                    Chairman of the Board, President,
                                    Chief Executive Officer and
                                    Chief Operating Officer

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry J. Bump, Melvin F. Spreitzer and John N. Hove, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                    Title                        Date

/s/  Larry J. Bump           Director, Chairman of the    December 20, 1996
Larry J. Bump                Board, President, Chief
                             Executive Officer and
                             Chief Operating Officer
                             (Principal Executive
                             Officer and Authorized
                             Representative in the
                             United States)

/s/  Melvin F. Spreitzer     Director, Executive          December 20, 1996
Melvin F. Spreitzer          Vice President, Chief
                             Financial Officer and
                             Treasurer (Principal
                             Financial Officer and
                             Principal Accounting
                             Officer)

/s/  Guy E. Waldvogel        Director                     December 20, 1996
Guy E. Waldvogel

/s/  Bryan H. Lawrence       Director                     December 20, 1996
Bryan H. Lawrence

Signature                    Title                        Date
/s/  Peter A. Leidel         Director                     December 20, 1996
Peter A. Leidel

/s/  John H. Williams        Director                     December 20, 1996
John H. Williams

/s/  Michael J. Pink         Director                     December 20, 1996
Michael J. Pink

                       INDEX TO EXHIBITS
  Exhibit
  Number            Description of Document
 4(a)**   Willbros Group, Inc. 1996 Stock Plan.

 4(b)**   Willbros Group, Inc. Director Stock Plan.

 5*       Opinion of Arias, Fabrega & Fabrega.

 15       Not applicable.

 23(a)*   Consent of KPMG Peat Marwick.

 23(b)*   Consent of Arias, Fabrega & Fabrega
          (included in Exhibit 5).

 24* Power of Attorney (included on page II-4 of this Registration Statement).

 99       Not applicable.
_______________

*  Filed herewith.
** Incorporated  by  reference  to the registrant's  Registration
   Statement  on  Form  S-1 (Registration  No.  333-5413),  dated
   June 7, 1996.